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                                                                  Exhibit (6)(a)


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                      AIG SUNAMERICA LIFE ASSURANCE COMPANY

                        (THE "ARTICLES OF INCORPORATION")


         We the undersigned directors, for the purpose of amending and restating the Articles of Incorporation of AIG SunAmerica Life Assurance Company (the "Corporation"), an Arizona corporation, do hereby adopt the following Articles of Incorporation for the Corporation.

                                    ARTICLE I

         The name of the corporation shall be AIG SUNAMERICA LIFE ASSURANCE COMPANY.

                                   ARTICLE II

         The Corporation was incorporated in the State of California on April 12, 1965 and was given recognition as a domestic corporation in the State of Arizona and the authority to transact insurance business as a domestic Arizona insurer, effective January 1, 1996, upon the approval of the Amended and Restated Articles of Incorporation and Articles of Redomestication of Anchor National Life Insurance Company by the Arizona Department of Insurance and the State of Arizona Corporation Commission. Upon the approval of the Amended and Restated Articles of Incorporation of Anchor National Life Insurance Company by the Arizona Department of Insurance and the State of Arizona Corporation Commission, effective October 4, 2001 and October 5, 2001, respectively, the name of the corporation was changed to "SunAmerica National Life Insurance Company." Upon approval of the Amended and Restated Articles of Incorporation of SunAmerica National Life Insurance Company by the Arizona Department of Insurance and State of Arizona, Corporation Commission, effective January 24, 2002 and January 23, 2002, respectively, the name of the corporation was changed to "AIG SunAmerica Life Assurance Company."

                                   ARTICLE III

         The existence of the Corporation shall be perpetual.

                                   ARTICLE IV

         Upon the approval of the Articles of Incorporation by the necessary regulatory authorities, the Corporation shall be and continue to be possessed of all privileges, franchises and powers to the same extent as if it had been originally incorporated under the laws of the State of Arizona; and all privileges, franchises and powers belonging to the Corporation; and all property, real, personal and mixed, and all debts due on whatever account, all Certificates of Authority,

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agent appointments, and all choses in action, shall be and the same are hereby ratified, approved, confirmed and assured to the Corporation with like effect and to all intents and purposes as if it had been originally incorporated under the laws of the State of Arizona.

                                    ARTICLE V

         The nature of the business to be transacted and the objects and purposes for which the Corporation is organized include the transaction of any and all lawful business for which insurance corporations may be incorporated under the laws of the State of Arizona without limitation, and as said laws may be amended from time to time, and specifically the Corporation shall be authorized to transact life insurance, disability insurance and annuities, as defined under Arizona Revised Statutes, Section 20-254, 20-253 and 20-254.01 respectively, together with such other kinds of insurance as the Corporation may from time to time be authorized to transact, and to act as a reinsurer of business for which it is duly authorized. Consistent with the applicable federal and state requirements, the Corporation may issue funding agreements and guaranteed investment contracts as defined under Arizona Revised Statutes,
Section 20-208.

                                   ARTICLE VI

         The authorized capital of the Corporation shall be $4,000,000, and shall consist of 4,000 shares of voting common stock with a par value of $1,000.00 per share. No holders of stock of the Corporation shall have any preferential right to subscription to any shares or securities convertible into shares of stock of the Corporation, nor any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may determine, and at such price as the Board of Directors in its discretion may fix; and any shares or convertible securities which the Board of Directors may determine to offer for subscription to the holders of stock at the time existing.

         Nothing herein contained shall be construed as prohibiting the Corporation from issuing any shares of authorized but unissued common stock for such consideration as the Board of Directors may determine, provided such issuance is approved by the shareholders of the Corporation by a majority of the votes entitled to be cast at any annual or special meeting of shareholders called for that purpose. No such authorized but unissued stock may, however, be issued to the shareholders of the Corporation by way of a stock dividend, split-up or in any other manner of distribution unless the same ratable stock dividend, stock split-up or other distribution be declared or made in voting common stock to the holder of such voting common stock at the time outstanding. Each holder of common stock shall be entitled to participate share for share in any cash dividends which may be declared from time to time on the common stock of the Corporation by the Board of Directors and to receive pro rata the net assets of the Corporation on liquidation.

                                   ARTICLE VII

         The affairs of the Corporation shall be conducted by a Board of Directors consisting of not less than five (5) nor more than fifteen (15) directors as fixed by the bylaws, and such officers as said directors may at any time elect or appoint. No officer or director need be a shareholder of this Corporation. Six (6) directors shall constitute the initial Board of Directors.


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The names and addresses of the persons who are to serve as directors until the next annual meeting of shareholders or until their successors are elected and qualified, and of the persons who are to serve as officers until the next annual meeting of the directors or until their successors are elected and qualify, are:

Board of Directors

Michael J. Akers
2727 Allen Parkway
Houston, Texas 77019

Marc H. Gamsin
1 SunAmerica Center, Century City
Los Angeles, California 90067

N. Scott Gillis
1 SunAmerica Center, Century City
Los Angeles, California, 90067

Jana W.  Greer
1 SunAmerica Center, Century City
Los Angeles, California  90067

Christopher J. Swift
70 Pine Street
New York, New York 10270

Jay S.  Wintrob
1 SunAmerica Center, Century City
Los Angeles, California  90067

Officers

Jay S. Wintrob, Chief Executive Officer
1 SunAmerica Center, Los Angeles, California 90067

Jana W. Greer, President
1 SunAmerica Center, Los Angeles, California 90067

Michael J. Akers, Senior Vice President
2727 Allen Parkway, Houston, Texas 77019

Marc H. Gamsin, Senior Vice President
1 SunAmerica Center, Los Angeles, California 90067


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N. Scott Gillis, Senior Vice President & Chief Financial Officer
1 SunAmerica Center, Los Angeles, California 90067

Gregory M. Outcalt, Senior Vice President
1 SunAmerica Center, Los Angeles, California 90067

Edwin R. Raquel, Senior Vice President & Chief Actuary
1 SunAmerica Center, Los Angeles, California 90067

Christine A. Nixon, Senior Vice President, General Counsel & Secretary 1 SunAmerica Center, Los Angeles, California 90067

Stewart R. Polakov, Senior Vice President & Controller
1 SunAmerica Center, Los Angeles, California 90067

Timothy W. Still, Senior Vice President
1 SunAmerica Center, Los Angeles, California 90067

Gavin D. Friedman, Vice President & Deputy General Counsel
1 SunAmerica Center, Los Angeles, California 90067

Rodney A.  Haviland, Vice President
1 SunAmerica Center, Los Angeles, California 90067

Mallary L. Reznik, Vice President, Legal & Regulatory Affairs, Variable Annuity
       Products, & Deputy General Counsel
1 SunAmerica Center, Los Angeles, California 90067

Monica F. Suryparanata, Vice President & Variable Annuity Product Controller 1 SunAmerica Center, Los Angeles, California 90067

Edward T. Texeria, Vice President
1 SunAmerica Center, Los Angeles, California 90067

Stephen J. Stone, Vice President
1 SunAmerica Center, Los Angeles, California 90067

Virginia N. Puzon, Assistant Secretary
1 SunAmerica Center, Los Angeles, California 90067

         The directors shall have the power to adopt, amend, alter and repeal the Bylaws, to manage the corporate affairs and make all rules and regulations expedient for the management of the affairs of the Corporation, to remove any officer and to fill all vacancies occurring in the Board of Directors and offices for any cause, and to appoint from their own number an executive committee and other committees and vest said committees with all the powers permitted by the Bylaws.


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                                  ARTICLE VIII

         To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (provided that the effect of any such amendment shall be prospective only), a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. If the applicable law is amended after the date of the filing of these Amended and Restated Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of a director of the Corporation, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law, as so amended from time to time. Except as and to the extent otherwise required by applicable law, the Corporation shall have the power to indemnify, where proper as determined by the Corporation in accordance with procedures set forth in the Bylaws and unless ordered by a court order or made pursuant to a judicial determination, any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (collectively, an "Action") (other than an Action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or advisory, investor or similar committee member (collectively, an "Indemnitee") of another company, partnership, limited liability company, joint venture or enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Action, had no reasonable cause to believe his conduct was unlawful.

         In the case of any Action by or in the right of the Corporation to procure a judgment in the Corporation's favor, the Corporation shall have the power to indemnify an Indemnitee against expenses (including attorney's fees) reasonably incurred by him in connection with the defense or settlement of such Action, provided that he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation, except that no indemnification shall be made to which an Indemnitee has been adjudged by a court to be liable to the Corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the relevant circumstances, that such Indemnitee is fairly and reasonably entitled to indemnity.

         To the extent an Indemnitee has been successful in the defense of any Action or any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

         Expenses incurred prior to final disposition by or on behalf of the Indemnitee may be repaid by the Corporation in advance of the final disposition of such Action if indemnification therefore was authorized and proper as determined by the Corporation in accordance with the procedures set forth in the Bylaws or as otherwise required pursuant to A.R.S. Section 10-852, as the same may be amended from time to time.


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         The indemnification provided herein and in the Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled, and shall continue as to a person who has ceased to be an Indemnitee and shall inure to the benefit of the heirs, executors and administrators of such person. Moreover, the indemnification provisions set forth herein are merely a summary of the Corporation's comprehensive indemnification provisions contained in the Bylaws and are qualified in their entirety thereby.

                                   ARTICLE IX

         All directors of the Corporation shall be elected at the annual meeting of the shareholders, which shall be held on the third Thursday of March of each year or such other date and time as may be determined by the Board of Directors, unless such day falls on a holiday, in which event the regular annual meeting shall be held on the next succeeding business day.

                                    ARTICLE X

         The principal place of business of the Corporation shall be located at the offices of its statutory agent in Phoenix, Maricopa County, Arizona, but it may have other places of business and transact business, and its Board of Directors or shareholders may meet for the transaction of business, at such other place or places within or without the State of Arizona which its Board of Directors may designate.

                                   ARTICLE XI

         The fiscal year of the Corporation shall be the calendar year.

                                   ARTICLE XII

         In no event shall the Corporation incur indebtedness in excess of the amount authorized by law.
                                  ARTICLE XIII

         The shares of the Corporation, when issued, shall be non-assessable, except to the extent required by the Constitution of the State of Arizona (the "Constitution"), specifically, but not in limitation thereof, as provided by
Article XIV, Section 11 of the Constitution and the laws of the State of Arizona.
                                   ARTICLE XIV

         The private property of the shareholders, directors and officers of the Corporation shall be forever exempt from debts and obligations of the Corporation.

                                   ARTICLE XV

         The Bylaws of the Corporation may be repealed, altered amended, or substitute Bylaws may be adopted, by the directors or the shareholders, in accordance with the provisions contained in said Bylaws.


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                                   ARTICLE XVI

         J. Michael Low of 2999 North 44th Street, Suite 250, Phoenix, Arizona, 85018, having been a bona fide resident of Arizona for at least three (3) years, is hereby appointed the statutory agent of this Corporation in the State of Arizona, upon whom notices and processes, including service of summons, may be served, and which, when so served shall have lawful personal service on the Corporation. The Board of Directors may revoke this appointment at any time, and shall fill the vacancy in such position whenever one exists.

                                  ARTICLE XVII

         Shareholder action was not required to amend and restate the Articles of Incorporation.

         IN WITNESS WHEREOF, we hereunto affix our signatures as of the 11th day of September, 2006.


                                             DIRECTORS:


                                             /s/ Michael J. Akers
                                             -----------------------------------
                                             Michael J. Akers


                                             /s/ Marc H. Gamsin
                                             -----------------------------------
                                             Marc H. Gamsin


                                             /s/ N. Scott Gillis
                                             -----------------------------------
                                             N. Scott Gillis


                                             /s/ Jana W. Greer
                                             -----------------------------------
                                             Jana W. Greer


                                             /s/ Christopher J. Swift
                                             -----------------------------------
                                             Christopher J. Swift


                                             /s/ Jay S. Wintrob
                                             -----------------------------------
                                             Jay S. Wintrob


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                         APPOINTMENT OF STATUTORY AGENT



         I, J. Michael Low, being a resident of the State of Arizona for at least three (3) years preceding this appointment, do hereby accept appointment as Statutory Agent for AIG SunAmerica Life Assurance Company in accordance with the Arizona Revised Statutes until appointment of a successor Statutory Agent and removal.

         Dated this 19th day of September, 2006.



                                                 /s/ J. Michael Low
                                             -----------------------------------
                                             J. Michael Low
                                             Low & Childers, P.C.


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